As filed with the Securities and Exchange Commission on October 13, 1999
                                            Registration Statement No. 333-22409
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      -----------------------------------
                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      -----------------------------------

                        MORGAN STANLEY DEAN WITTER & CO.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                   36-3145972
  (STATE OR OTHER JURISDICTION           (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
OF INCORPORATION OR ORGANIZATION)

                                 1585 BROADWAY
                            NEW YORK, NEW YORK 10036
                                 (212) 761-4000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                      -----------------------------------
                             MICHAEL H. STONE, ESQ.
   EXECUTIVE VICE PRESIDENT, INTERIM ACTING CHIEF LEGAL OFFICER AND SECRETARY
                        MORGAN STANLEY DEAN WITTER & CO.
                                 1585 BROADWAY
                            NEW YORK, NEW YORK 10036
                                 (212) 761-4000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                      -----------------------------------
                                    COPY TO:
                            JOSEPH W. ARMBRUST, ESQ.
                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                                 (212) 839-5300
                      -----------------------------------

         Approximate date of commencement of proposed sale to the public: not applicable.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended ("Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /_/
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/
         If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/
         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. /_/

================================================================================

                          DEREGISTRATION OF SECURITIES

     A total of (i) 858,800 shares of common stock, par value $.01 per share ("Common Stock"), of Morgan Stanley Dean Witter & Co., a Delaware corporation (the "Company"), and (ii) 429,400 Rights to Purchase Series A Junior Participating Preferred Stock of the Company (the "Rights") were registered under the Securities Act of 1933, as amended, by the filing of a Registration Statement on Form S-3 (File No. 333-22409) (the "Registration Statement"). The Registration Statement was declared effective by the Securities and Exchange Commission on March 27, 1997.

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister such portion of the 858,800 shares of Common Stock and such portion of the 429,400 Rights, previously registered on the Registration Statement, which have not been sold as of the date hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 13th day of October, 1999.

                                MORGAN STANLEY DEAN WITTER & CO.


                                By: /s/ PHILIP J. PURCELL
                                   ---------------------------------------------
                                   Philip J. Purcell
                                   Chairman of the Board and
                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Michael H. Stone, Robert G. Scott, Ronald T. Carman, Ralph L. Pellecchio, Martin M. Cohen and William J. O'Shaughnessy, Jr., and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on this 13th day of October, 1999.

SIGNATURE                                        TITLE
---------                                        -----

 /s/ PHILIP J. PURCELL                           Chairman of the Board and Chief
---------------------------------                Executive Officer
Philip J. Purcell

 /s/ JOHN J. MACK                                President, Chief Operating
---------------------------------                Officer and Director
John J. Mack

 /s/ ROBERT G. SCOTT                             Executive Vice President and
---------------------------------                Chief Financial Officer
Robert G. Scott                                  (Principal Financial Officer)

 /s/ JOANNE PACE                                 Controller (Principal
---------------------------------                Accounting Officer)
Joanne Pace

 /s/ ROBERT P. BAUMAN                            Director
---------------------------------
Robert P. Bauman

 /s/ EDWARD A. BRENNAN                           Director
---------------------------------
Edward A. Brennan

 /s/ DIANA D. BROOKS                             Director
---------------------------------
Diana D. Brooks

 /s/ DANIEL B. BURKE                             Director
---------------------------------
Daniel B. Burke

 /s/ C. ROBERT KIDDER                            Director
---------------------------------
C. Robert Kidder

 /s/ CHARLES F. KNIGHT                           Director
---------------------------------
Charles F. Knight

 /s/ MILES L. MARSH                              Director
---------------------------------
Miles L. Marsh

 /s/ MICHAEL A. MILES                            Director
---------------------------------
Michael A. Miles

 /s/ ALLEN E. MURRAY                             Director
---------------------------------
Allen E. Murray

 /s/ CLARENCE B. ROGERS, JR.                     Director
---------------------------------
Clarence B. Rogers, Jr.

 /s/ LAURA D'ANDREA TYSON                        Director
---------------------------------
Laura D'Andrea Tyson